PBF Energy Announces Successful Renewal and Extension of Credit Facility,
Total Availability Increases to $4.3 Billion

PARSIPPANY, NJ – May 25, 2022 - PBF Energy Inc. (NYSE:PBF) today announced that its subsidiary, PBF Holding Company LLC, successfully completed a multi-year extension of its asset-based revolving credit facility (“Credit Facility”), with an aggregate commitment of $4.3 billion. The Credit Facility includes two committed tranches, an extended tranche of $2.75 billion that will mature in January 2025 and an existing tranche of $1.55 billion that retains the current maturity date in May 2023. The extended tranche of the Credit Facility may be increased under the accordion by up to $2.0 billion. The Credit Facility was extended with no other significant change in terms.

Erik Young, PBF Energy's Chief Financial Officer, said, “Our amended and extended, multi-year Credit Facility provides more than ample near-term liquidity and financial flexibility, and is a critical component of our continuing efforts to strengthen the balance sheet. We thank our bank group and appreciate their support and confidence in PBF Energy.”

Bank of America, N.A. is the Joint Lead Arranger, Joint Bookrunner and Administrative Agent for the 35-bank syndicate participating in the Credit Facility. Bank OZK; Citibank N.A.; MUFG Bank, Ltd.; NYCB Specialty Finance Company, LLC; PNC Bank, N.A.; Regions Bank; Royal Bank of Canada; and Wells Fargo Bank, National Association acted as Joint Lead Arrangers and Joint Bookrunners. Truist Bank, N.A. acted as Joint Bookrunner.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; risk relating to the securities markets generally; the supply, demand, prices and other market conditions for our products or crude oil; risk associated with the East Coast refining reconfiguration; our expectations with respect to our capital improvements and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; our ability to make, and realize the benefits from, acquisitions or investments, including in renewable diesel productions, on any announced time frame or at all; the effect of the COVID-19 pandemic and related governmental and consumer responses; our expectations regarding capital spending and the impact of market conditions on demand for the balance of 2022; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994